Exhibit 21
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                         SUBSIDIARIES OF THE REGISTRANT

Parent
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TF Financial Corporation


                                               Percentage  Jurisdiction of
Subsidiaries                                   Owned       Incorporation
------------                                   -----       -------------

Third Federal Savings Bank (a)                 100%        United States

TF Investment Corporation (a)                  100%        Delaware

Teragon Financial Corporation                  100%        Pennsylvania

Penns Trail Development Corporation (a)        100%        Delaware

Third Delaware Corporation (a)(b)              100%        Delaware

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(a)  The  operations  of  this  subsidiary  are  included  in  the  consolidated financial statements contained in the 1999 Annual Report to Stockholders incorporated herein by reference.
(b) Third Delaware Corporation is a wholly-owned subsidiary of Third Federal Savings Bank.